Schedule of Computation of Performance Advertising Quotations

A. Representative Total Return Calculations

         Set forth below are representative calculations of each type of total return performance quotation included in the Statement of Additional Information of American Century Mutual Funds, Inc. The method of calculating each type of total return performance quotation is the same for each class of a fund's shares.

         1. Average annual total return. The five year average annual return of the Investor Class of shares of Growth, as quoted in the Statement of Additional Information, was 13.50%.

         This return was calculated as follows:

                  P(1+T)n=ERV

         where,

         P = a hypothetical initial payment of $1,000 T = average annual total return n = number of years ERV = ending redeemable value of the hypothetical $1,000 payment at the end of 5 years.

         Applying the actual return figures of Growth for the 5 year period ended October 31, 1997:

         1,000 (1+88.32%)5 = $1,883.20

         T =  1,883.20  1/5 - 1
          --------
         1,000.00

          T = 13.50%

         2. Cumulative total return. The cumulative total return of the Investor Class of shares of the Growth from 6/30/71 to 10/31/97 as quoted in the Statement of Additional Information, was 8629.77%

         This return was calculated as follows:

          C = (ERV - P)
         --------
         P

          where,

         C = cumulative total return

         P = a hypothetical initial payment of $1,000

         ERV = ending redeemable value of the hypothetical $1,000 payment at the end of the 26.3 year period

         Applying the actual return figures of Growth for the 26.3 year period ended October 31, 1997:

         C = (87,297.7 - 1,000)
         -------------------
         1,000

         C = 8629.77%

B. Yield Calculations

         Set forth below are representative calculations of each type of yield quotation included in the Statement of Additional Information of American Century Mutual Funds, Inc. The method of calculating each type of yield quotation is the same for each class of a fund's shares.

         1. Cash Reserve Yield. The yield for the Investor Class of shares of Cash Reserve for the current seven days ended October 31, 1997, as quoted in the Statement of Additional Information, was 5.14%.

         The yield was computed as follows:

         Y  =  I x 365
         ---  ---
         B     7

         where,

         Y = yield
         I = total income of hypothetical account of one share over B = beginning account value ($1)

         Applying the actual figures of the Investor Class of shares of Cash Reserve for the seven day period ended October 31, 1997:

         Y = .000985863 x 365
             ----------   ---
                  1        7

         Y = 5.14%

         Thirty-day yields are calculated similarly, with the appropriate substitutions.

         2. Cash Reserve Effective Yield. The effective yield for the Investor Class of shares of Cash Reserve for the seven days ended October 31, 1997 as quoted in the Statement of Additional Information, was 5.27%.

         The effective yield was computed as follows:

         (     I ) 365/7
         EF =  (1 + ---)       -1
          (     B )

         where,

         EF - effective yield
         I= total  income of  hypothetical  account  of one share over seven day period
         B = beginning account value ($1)

         Applying the actual figures of Cash Reserve for the seven day period ended October 31, 1997

         EF =  1 + .000985863  365 - 1
                    --------   ---
                        1       7

         EF = 5.27%

         3. Other Fixed-Income Funds and the Balanced Fund Yield. The yield for Limited-Term Bond for the thirty days ended October 31, 1997, as quoted in the Statement of Additional Information, was 5.45%.

         The yield was calculated as follows:

         Y =   a - b + 1  6 - 1 *2
         -----
          c*d

         where,

         Y = yield
         a = total income during thirty day period b = expense accrued for the period c = average daily number of shares outstanding during the period d = maximum offering price per share on last day of period

         Applying the actual figures of Limited-Term Bond for the thirty day period ended October 31, 1997:

           76,226.87 - 8,652.89 +1  6 - 1 *2
          ----------------------
            1,507,669.938*9.98

         Y = 5.45%


         Cumulative total return and average annual total return quotations for the fixed-income funds (other than Cash Reserve) are calculated in the same manner as cumulative total return and average annual total return quotations for the American Century common stock funds and the Balanced Fund as described under paragraphs A1 and A2 of this Schedule.